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                                                                    EXHIBIT 10.7

                                COX RADIO, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN


1.       PURPOSE OF THE PLAN

         The purpose of the Cox Radio, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is to provide a method by which eligible employees of Cox Radio, Inc. ("Company") and its subsidiary corporations may purchase shares of Class A Common Stock of the Company ("Shares") by payroll deductions and at favorable prices. By this means, eligible employees will be given an opportunity to acquire an additional interest in the economic progress of the Company and a further incentive to promote the best interest of the Company. The Plan is intended to meet the requirements for an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended, (the "Code") and is to be interpreted and applied consistent with those requirements. The Plan shall be effective as of the day it is approved by the shareholders of the Company.

2.       ELIGIBILITY TO PARTICIPATE

         Any regular employee of the Company and of its subsidiary corporations who has been employed by the Company since February 1, 1999 is eligible to participate in the Plan. For this purpose, prior employment with a radio station acquired by the Company on or before August 1, 1999 through a purchase or exchange of assets or a purchase of stock will be counted as employment with the Company. A "regular employee" means any employee regularly scheduled to work at least 20 hours per week, including any such person on an authorized leave of absence. Notwithstanding the foregoing, any employee who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company, or any parent corporation or subsidiary corporation thereof, is not eligible to participate in the Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms "parent corporation" and "subsidiary corporation" have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

3.       NUMBER OF SHARES TO BE OFFERED

         An aggregate 250,000 Shares will be offered for subscription under the Plan.

4.       PURCHASE PRICE

         The purchase price per Share offered under this Plan will be 85 percent of the "Fair Market Value" of a Share determined as of the "Grant Date." "Fair Market Value" means the average of the closing prices per Share as reflected by composite transactions on the national securities exchange on which the Shares are listed throughout a period of the last ten (10) trading days ending on and including the Grant Date. The "Grant Date" will be August 2, 1999.

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5.       OFFERING OF SHARES FOR SUBSCRIPTION

         Shares will be offered to eligible employees for subscription during the period beginning with the Grant Date and ending on the date 45 days thereafter (the "Subscription Period"). To subscribe, an eligible employee must complete, sign and deliver a subscription agreement to the Company no later than the last day of the Subscription Period. In the subscription agreement, the employee shall indicate the dollar amount of Shares for which the employee is subscribing to purchase (the "Subscription Amount").

6.       METHOD OF PAYMENT

         Payment of an employee's Subscription Amount will be made through payroll deductions, and an employee's participation in the Plan is contingent on the employee providing the Company with written authorization to withhold payroll deductions. The Subscription Amount shall be withheld from the employee's pay in substantially equal installments each pay day during the 25 month period beginning on the first day of the month next following the close of the Subscription Period. Notwithstanding the foregoing, an employee may arrange to pay any installment due for any payroll period directly to the Company in the event the employee is on an authorized unpaid leave of absence during such payroll period.

7.       LIMIT ON AMOUNT OF SHARES SUBSCRIBED

         Notwithstanding an employee's subscription agreement, the maximum amount that may be withheld from an employee's pay or otherwise paid to the Company for the purchase of Shares over the 25 month period referenced in
Section 6 of the Plan shall not exceed $25,000. In the event of an oversubscription of Shares, each employee's subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Section 3 of the Plan.

8.       PURCHASE OF SHARES

         Unless an employee previously has withdrawn from the Plan as provided in Section 9 or otherwise has had his or her participation terminated as provided in Section 11, a participating employee will be deemed to have exercised his or her right to purchase Shares as of the Purchase Date. The "Purchase Date" means the first day of the month next following the close of the 25 month period referenced in Section 6 of the Plan. The number of Shares purchased by the employee generally shall be equal to the whole number of Shares that may be purchased with the total amount of withheld payments made by the employee under the Plan that have not been refunded to the employee. Any amount remaining after the purchase of full Shares will be refunded to the employee without interest; provided, that the Committee (as defined hereafter in Section 14), to the extent otherwise permissible, reserves the right to authorize the purchase of fractional Shares in lieu of such refunds.

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9.       CHANGE IN PARTICIPATION AND WITHDRAWAL FROM PLAN

         A participating employee may reduce his or her Subscription Amount at any time, but on a prospective basis only, by giving written notice to that effect to the Company. Such a reduction shall take effect as soon as is administratively feasible following the date as of which the Company is so notified. An employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In such event, the employee may elect to have the entire amount he or she has paid to date applied to the purchase of whole Shares, with any remaining amount refunded in cash to the employee, or to have the entire amount paid to date refunded to the employee in cash without interest. Should any installment be due and unpaid for 30 days (as in the case of an unpaid leave of absence) without satisfactory arrangement for the payment being made within such period, the subscription shall be canceled automatically, the amount previously paid shall be refunded without interest to the employee in cash and the employee shall have no right to purchase Shares under the Plan.

10.      RIGHTS NOT TRANSFERABLE

         An employee's rights under the Plan belong to the employee alone and may not be transferred or assigned to any other person during the employee's lifetime. After Shares have been issued under the Plan, such Shares may be assigned or transferred the same as any other Shares.

11.      TERMINATION OF RIGHTS

         In the case of termination of employment, including retirement or death, the participating employee or his or her beneficiary may elect within 30 days after the happening of such event to (i) receive in cash the full amount paid by the employee, or (ii) have the amount paid applied to the purchase of full Shares with any remaining funds refunded in cash to the employee or to his or her beneficiary without interest. A failure to make such election within such 30 day period will be treated as notice of cancellation and the full amount paid will be refunded without interest in cash to the employee. Each employee shall be permitted to designate his or her beneficiary under this
Section 11, which designation shall be made in writing on a form prepared by or satisfactory to the Company and shall be delivered to the Company. In the event an employee does not so designate a beneficiary, any election rights under this
Section 11 otherwise subject to delegation to a beneficiary will be deemed delegated to the employee's estate.

12.      ISSUANCE OF SHARES

         As soon as is administratively feasible after the purchase of any Shares under the Plan, the employee or beneficiary will be issued a stock certificate for the number of Shares purchased. The Shares will be issued only in the name of the participating employee, or if directed by the employee or beneficiary, in the employee's or beneficiary's name and in the name of one other person as tenants by the entireties or joint tenants with right of survivorship.

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13.      APPLICATION OF FUNDS

         All funds held or received by the Company under this Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to employees and shall not be segregated from the general assets of the Company.

14.      ADMINISTRATION

         The Plan shall be administered by the Management Committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall prescribe such rules as it deems necessary to administer the Plan and shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.

15.      AMENDMENT OR DISCONTINUANCE OF PLAN

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided that no employee's then existing rights are adversely affected without his or her consent, and provided further that any amendment of the Plan, except as is provided in Section 15 of the Plan, shall be subject to shareholder approval to the extent required by any Federal or state law or the rules of any stock exchange on which the Shares may be listed.

16.      ADJUSTMENT OF SUBSCRIPTIONS

         In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Common Stock of the Company, the Board of Directors of the Company may make such adjustment as it may deem appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.

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